Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 650.493.6811

August 4, 2022

Lumentum Holdings Inc.

1001 Ridder Park Drive

San Jose, California 95131

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Lumentum Holdings Inc. (the “Company”), a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of (i) 287,445 shares of Common Stock reserved for issuance pursuant to the NeoPhotonics Corporation 2020 Equity Incentive Plan, (ii) 137,697 shares of Common Stock reserved for issuance pursuant to the NeoPhotonics Corporation 2010 Equity Incentive Plan and (iii) 5,492 shares of Common Stock reserved for issuance pursuant to the NeoPhotonics Corporation 2011 Inducement Award Plan. Such shares of Common Stock are referred to herein as the “Shares,” and such plans are referred to herein as the “Plans.”

On the basis of the foregoing, and in reliance thereon, we are of the opinion that, when issued and sold in compliance with the prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements that accompany each grant or award under the Plans, the Shares will be legally and validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation

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